                                                                EXHIBIT 1.(3)(c)


                       MONY Life Insurance Company               Career Contract Schedule
[LOGO] MONY      MONY Life Insurance Company of America      Form #xxxxx (Revised 1/2002)
                           1740 Broadway
                        New York, NY 10019


                            CAREER CONTRACT SCHEDULE
               This Schedule became effective on January 1, 2002.


--------------------------------------------------------------------------------
The Schedule is strictly confidential and none of its terms are to be disclosed without the company's consent, except as may be required by law.
 Compensation after a change of plan will be as determined by MONY from time to time.
--------------------------------------------------------------------------------
                            SECTION 1: LIFE INSURANCE

PART 1: BASE POLICY COMMISSION RATES/1/

---------------------------------------------------------------------------------------------------------
                                                                      Renewal            Asset-Based
                                                                     Commission        Compensation/(c)/
                                                 First Year         (Policy Years        (Policy Years
                                                 Commission             2-10)             2 & later)
                                               (% of premium)       (% of premium)      (% of asset)
---------------------------------------------------------------------------------------------------------


Permanent Products
------------------------------------------- -------------------- ------------------- --------------------
MONY VUL                                          50 /(a)/              3.8 /(b)/               0.25
MONY Survivorship VUL                             50 /(a)/              3.5 /(b)/               0.25
MONY Universal Life                               50 /(a)/              3.8 /(b)/               0.25
MONY Survivorship Universal Life                  50 /(a)/              3.5 /(b)/               0.25
MONY Premier                                       55                        7                  0.10
MONY ValueMax                                      20                       8.5                 0.10
------------------------------------------- -------------------- ------------------- --------------------

Term Products - Level Premium
------------------------------------------- -------------------- ------------------- --------------------
MONY Term 5                                         20                   3                   --
MONY Term 10                                        35                   3                   --
MONY Term 15                                        40                   3                   --
MONY Term 20                                        45                  3.3                  --
MONY Term 20/10/2/                                  45                  3.3                  --
------------------------------------------- -------------------- ------------------- --------------------

Term Products - Increasing Premium
------------------------------------------- -------------------- ------------------- --------------------
MONY Term 1                                         40                  7.8                  --
MONY Term 50                                        40                  7.5                  --
------------------------------------------- -------------------- ------------------- --------------------


/(a)/ This commission rate applies in the first policy year to premiums that do not exceed the policy's
Commissionable Target Premium.

/(b)/ This commission rate applies in the first policy year to premiums that exceed the policy's
Commissionable Target Premium.

/(c)/ Asset Based compensation is expressed as an annual rate, payable at quarterly intervals. For MONY VUL,
Survivorship VUL, Universal Life, and Survivorship Universal Life, this compensation rate is applicable to the fund value (net of loans) at the end of each calendar quarter. For MONY Premier and MONY ValueMax, this compensation rate applies to the total cash value (net of loans) at the end of each calendar quarter.
In all cases, a contract must be in force for four full calendar quarters to generate a trailer payment at the end of that calendar quarter.


--------------------------------
/1/ See Appendices A, B, and C for treatment of rider compensation, and other compensation.
/2/ 20-year level premium policy; first ten years of level premiums are guaranteed.
-------------------------------------------------------------------------------


                                  Page 1 of 11   Form No. xxxxx (revised 1/2002)

PART 2: COMMISSION PROCEDURES

          A.) For registered products, each premium payment (scheduled and unscheduled) in the first 12 months following an Increase in Specified Amount generates a First Year Commission equal to 50% of that premium payment, until the cumulative paid premium following the Increase in Specified Amount reaches the Cumulative Target Premium associated with that Increase in Specified Amount. Further payments in the first 12 months following the Increase in Specified Amount are considered renewal premiums, and subject to related commission rules.

          B.) First year commission adjustments for MONY Premier are as follows. No other Product in this Section entails a size band or issue age adjustment.

                 Size Band FYC Adjustment (% of first year premium)
                 --------------------------------------------------
                    Face Amount between $5,000 and $9,999 = 2.5%
                    Face Amount between $2,500 and $4,999 = 5.0%
                    Face Amount between $1,000 and $2,499 = 10.0%

          C.) No further compensation will be paid to you under any section of this Schedule after reinstatement of Business Produced by you which has lapsed, unless the reinstatement occurs within 76 days after the lapse or MONY considers you to have brought about the reinstatement.

          If business not produced by you is reinstated more than 76 days after its lapse, MONY will pay you such compensation as it may determine, but only if MONY considers you to have brought about the reinstatement. If business not produced by you is reinstated within 76 days after its lapse, MONY does not pay compensation.

          D.) No further commissions will be paid on term insurance after its conversion as of attained age. If another Financial Professional effects the conversion, no commissions on the new policy will be paid to you, unless otherwise stated elsewhere in this Schedule.

          E.) No compensation will be paid on any policy issued pursuant to a conversion privilege contained in a Module or Group insurance contract, nor on any policy continued after termination of the Module or Group insurance plan of coverage under which it was issued.

PART 3: RENEWAL COMMISSIONS

          Minimum Production Requirement

          Renewal Commissions on Life Insurance Products covered in this Section will not be paid with respect to business produced by you in any contract year unless your first year commissions on all proprietary and non-proprietary products issued or offered by the MONY Life Insurance Company, MONY Life Insurance Company of America, and all other subsidiaries of the MONY Group in that production year equaled at least $25,000.



-------------------------------------------------------------------------------

                                  Page 2 of 11   Form No. xxxxx (revised 1/2002)

          Exceptions to Minimum Production Requirement

          This requirement is reduced proportionately while you are a managing director, assistant managing director, or other full time salaried member of field management.

          This requirement is waived if you are in your Contract Year one.

          This requirement is also waived if you are an active participant in a MONY approved inexperienced Financial Professional training allowance program and within your Contract Years two or three.

          If you become a Retired Financial Professional under MONY's Retirement Plan for Financial Professionals, the Minimum Production Requirement applicable to business produced in the contract year in which you retire shall be reduced proportionately. Thereafter, this requirement is waived.

          The requirement will be reduced proportionately for any period in any contract year during which you are in military service or are considered by the Company to be totally and permanently disabled.

          Vesting

          Renewal commissions on life insurance products listed in this Schedule become vested on a graded basis, as shown in the following table, depending on your completed months of continuous service under this contract or predecessor Lifetime Plan contracts:

          ----------------------------------------------------------------------
                 Months Under Contract     Percentage of Renewals Vested

                     Fewer than 60                     0%
                         60-71                        25%
                         72-83                        40%
                         84-95                        55%
                         96-107                       70%
                        108-119                       85%
                          120+                       100%
          ----------------------------------------------------------------------

          Renewal commissions also become 100% vested upon your death while this contract is in force. For the purposes of vesting of renewal commissions, the terms "months under contract" and "months of continuous service" shall mean the number of full calendar months elapsing since the effective date of the Career Contract or predecessor Lifetime Plan contracts. Any period from the effective date to the beginning of the next succeeding calendar month shall be disregarded.



--------------------------------------------------------------------------------

                                  Page 3 of 11   Form No. xxxxx (revised 1/2002)

PART 4: VESTING OF ASSET BASED COMPENSATION

               For purposes of vesting, each asset based compensation payment is divided into two equal portions.

               (a) Half the payment is not vested. If your contract is terminated, no future compensation is payable to you relative to this portion. If your contract is terminated by your death, no future compensation is payable to your estate relative to this portion.

               (b) Half the payment is vested upon death or MONY Successor Program buyout. If your contract is terminated, no future compensation is payable to you relative to this portion.

               If your Career Contract is terminated by your death, your estate will receive a lump sum settlement from the Company representing the commuted value of all future payments of this portion of asset based compensation. If this policy is transferred to a successor Financial Professional under the terms of the MONY Successor Program, you will receive a lump sum settlement from the Company representing the commuted value of all future payments of this portion of asset based compensation. In either case of vesting (death or Successor Program buyout), the Company determines this commuted value. The Company may from time to time modify the assumptions it uses to calculate this value.




--------------------------------------------------------------------------------

                                  Page 4 of 11   Form No. xxxxx (revised 1/2002)

                              SECTION 2: ANNUITIES

MONY CUSTOM MASTER

PART 1: COMMISSION RATES


                   --------------------------------------------------------------------------------------------------
                           Annuitant                 Annuitant               Annuitant                Annuitant
                     Issue Age less than 80    Issue Age less than 80      Issue Age 80+            Issue Age 80+
                          First Year                                        First Year
                      Commission/(a)(b)(c)/       Asset Trail /(d)/     Commission /(a)(b(c)/       Asset Trail /(d)/
                                                      25 b.p.                                          12.5 b.p.
                             2.5%                     (0.25%)                   1.3%                   (0.125%)
                   --------------------------------------------------------------------------------------------------

   (a) All commissions on the MONY Custom Master are considered First Year Commissions.
   (b) Net of premium taxes, if any.
   (c) For contracts issued on or after January 1, 2001, purchase payments in the first contract year in excess of
    $25,000 generate an additional 2.5% FYC on the amount in excess of $25,000; this additional FYC rate is 1.3% if the annuitant issue age is 80+ years old.
   (d) Asset based compensation is expressed as an annual rate, payable at quarterly intervals. This compensation rate is applicable to the fund value (net of loans) at the end of each calendar quarter. A contract must be in force a full calendar quarter to generate a trailer payment at the end of that calendar quarter.


PART 2: VESTING

          Commissions

          Commissions are not vested. If your contract is terminated, no future compensation is payable to you relative to additional purchase payments into the annuity. If your contract is terminated by your death, no future compensation is payable to your estate relative to additional purchase payments into the annuity.

          Asset Based Compensation

          Each asset based compensation payment is divided into two equal portions.

          (a) Half the payment is not vested. If your contract is terminated, no future compensation is payable to you relative to this portion. If your contract is terminated by your death, no future compensation is payable to your estate relative to this portion.

          (b) Half the payment is vested upon death or MONY Successor Program buyout. If your contract is terminated, no future compensation is payable to you relative to this portion.

          If your Career Contract is terminated by your death, your estate will receive a lump sum settlement from the Company representing the commuted value of all future payments of this portion of asset based compensation. If this annuity contract is transferred to a successor Financial Professional under the terms of the MONY Successor Program, you will receive a lump sum settlement from the Company representing the commuted value of all future payments of this portion of asset based compensation. In either case of vesting (death or Successor Program buyout), the Company determines this commuted value. The Company may from time to time modify the assumptions it uses to calculate this value.

--------------------------------------------------------------------------------

                                  Page 5 of 11   Form No. xxxxx (revised 1/2002)

MONY VARIABLE ANNUITY

PART 1: COMMISSION RATES


       -----------------------------------------------------------------------------------------------------
               Annuitant                 Annuitant                Annuitant                Annuitant
         Issue Age less than 75    Issue Age less than 75       Issue Age 75+            Issue Age 75+
              First Year                                         First Year
         Commission /(a)(b)(c)/       Asset Trail /(d)/      Commission /(a)(b(c)/     Asset Trail /(d)/
                                          25 b.p.                                          12.5 b.p.
                 2.5%                     (0.25%)                   1.3%                   (0.125%)
       -----------------------------------------------------------------------------------------------------


   /(a)/ All commissions on the MONY Custom Master are considered First Year Commissions.
   /(b)/ Net of premium taxes, if any.
   /(c)/ Purchase payments in the first contract year in excess of $25,000 generate an additional 2.5% FYC on the amount in excess of $25,000; this additional FYC rate is 1.3% if the annuitant issue age is 75+ years old.
   /(d)/ Asset based compensation is expressed as an annual rate, payable at quarterly intervals. This compensation rate is applicable to the fund value (net of loans) at the end of each calendar quarter beginning in the second contract year. A contract must be in force a full calendar quarter to generate a trailer payment at the end of that calendar quarter.


PART 2: VESTING

               Commissions

               Commissions are not vested. If your contract is terminated, no future compensation is payable to you relative to additional purchase payments into the annuity. If your contract is terminated by your death, no future compensation is payable to your estate relative to additional purchase payments into the annuity.

               Asset Based Compensation

               Each asset based compensation payment is divided into two equal portions.

               (a) Half the payment is not vested. If your contract is terminated, no future compensation is payable to you relative to this portion. If your contract is terminated by your death, no future compensation is payable to your estate relative to this portion.

               (b) Half the payment is vested upon death or MONY Successor Program buyout. If your contract is terminated, no future compensation is payable to you relative to this portion.

               If your Career Contract is terminated by your death, your estate will receive a lump sum settlement from the Company representing the commuted value of all future payments of this portion of asset based compensation. If this annuity contract is transferred to a successor Financial Professional under the terms of the MONY Successor Program, you will receive a lump sum settlement from the Company representing the commuted value of all future payments of this portion of asset based compensation. In either case of vesting (death or Successor Program buyout), the Company determines this commuted value. The Company may from time to time modify the assumptions it uses to calculate this value.

--------------------------------------------------------------------------------


                                  Page 6 of 11   Form No. xxxxx (revised 1/2002)

MONY CUSTOM INCOME MAX

PART 1: FIRST YEAR COMMISSION RATES

            --------------------------- ------------------------
                     Annuitant                 Annuitant
               Issue Age less than 80        Issue Age 80+
                    First Year                First Year
                Commission/(a)//(b)/     Commission/(a)//(b)/
                       2.5%                       1.3%
            --------------------------- ------------------------

            /(a)/ All commissions on MONY Custom Income Max are considered First Year Commissions.
            /(b)/ Net of premium taxes, if any.










--------------------------------------------------------------------------------

                                  Page 7 of 11   Form No. xxxxx (revised 1/2002)

                         SECTION 3: GROUP UNIVERSAL LIFE

PART 1: COMMISSION RATES

               ------------------------------------------------------------------------------------------------------------
               Simplified Issue:                         MONY Custom Benefit Plus 1,          MONY Custom Benefit Plus 3,
                                                          and MONY Benefit Plus 1               and MONY Benefit Plus 3

                  First Year Commission                          50% /(a)/                           50% /(a)/
                  (% of Premium)                                  3% /(b)/                            3% /(b)/

                  Renewal Commission                                 3%                                  3%
                  (% of Premium)
                  All Renewal Policy Years

               Guaranteed Issue:
                  First Year Commission                          40% /(a)/                           50% /(a)/
                  (% of Premium)                                  3% /(b)/                            3% /(b)/

                  Renewal Commission                                 3%                                  3%
                  (% of Premium)
                  All Renewal Policy Years
               -------------------------------------------------------------------------------------------------------------

               /(a)/ In the first certificate year, this commission rate applies to such premiums to the certificate as shall not exceed the Commissionable Target Premium applicable to the certificate issued.
               /(b)/ In the first certificate year, this commission rate applies to such premiums as shall exceed the Commissionable Target Premium applicable to the certificate issued.

PART 2: COMMISSION PROCEDURES

               If the specified amount of insurance in the certificate is increased and/or a benefit and/or rider is added after issue, commissions shall be paid on an annualized basis in the first year of the coverage at the commission rate defined according to
               Part 1 of this Section. The annualized commission is paid upon receipt of a premium payment subsequent to the effective date of the increase in specified amount and/or addition of benefit and/or rider coverage, and is based upon the commission target for such increase in specified amount and/or addition of benefit and/or rider.

PART 3: VESTING

               A.) If your Contract is terminated other than by your death before you have complete sixty months of continuous service under a MONY Career Contract, or a predecessor Lifetime Plan Contract, no future compensation is payable.

               B.) If your Contract is terminated other than by your death after you have completed sixty months of continuous service under a MONY Career Contract, or a predecessor Lifetime Plan Contract:


--------------------------------------------------------------------------------

                                  Page 8 of 11   Form No. xxxxx (revised 1/2002)

                        1.) All compensation designated as first year commission, and all other commission payable within the first fifteen certificate years will continue to be paid to you, unless another Financial Professional effects an increase in the coverage of a certificate. This Financial Professional will be entitled to all future compensation with respect to such certificate, subject to these vesting rules.

                        2.) No compensation is payable to you after the fifteenth certificate year.

                   C.) If your Contract is terminated by your death:

                        1.) All compensation designated as first year commission will continue to be paid to your executors or administrators for a period of sixty months measured from the date of your death, unless another Financial Professional effects an increase in the coverage of a certificate. This Financial Professional will be entitled to all future first year commissions with respect to such certificate, subject to these vesting rules.

                        2.) All other compensation payable within the first fifteen certificate years will be paid to your executors or administrators for a period of sixty months measured from the date of your death. A Financial Professional effecting an increase in the coverage of a certificate, or designated by the Managing Director as the Financial Professional of record, cannot assume future compensation until the expiration of this time period.

                        No compensation is payable to your executors or administrators after the completion of sixty months from the date of your death.

                        3.) No compensation is payable to your executors or administrators after the fifteenth certificate year.

                   D.) In all instances in which you are not entitled to compensation on business produced by you, another Financial Professional may effect any increase in the coverage of a certificate and will be entitled to all future compensation with respect to such certificate, subject to these vesting rules. Alternatively, another Financial Professional may be designated by the Company as the Financial Professional of record for the purposes of compensation payable after the effective date of the designation.

                   E.) For the purposes of vesting of commissions, the term "months of continuous service" means the number of full calendar months elapsing since the effective date of the Career Contract or predecessor Lifetime Plan contracts. Any period from the effective date to the beginning of the next succeeding calendar month shall be disregarded.



-------------------------------------------------------------------------------

                                  Page 9 of 11   Form No. xxxxx (revised 1/2002)

================================================================================


                   APPENDIX A - RIDERS AND OTHER COMPENSATION

MONY VUL, MONY SURVIVORSHIP VUL, MONY UNIVERSAL LIFE, AND MONY SURVIVORSHIP UNIVERSAL LIFE

PART 1: RIDERS: The following riders may be available on the following products:

                   Guaranteed Death Benefit Rider (GDB)
                   Waiver of Monthly Deduction Rider (WMD
                   Waiver of Specified Premium Rider (WSP)
                   Accidental Death and Dismemberment Rider (ADD)
                   Term Life Spouse's Yearly Renewable Term Rider (STR) Children's Term Life Insurance Rider (CTR)
                   Purchase Option Rider (POR)
                   Term Life Term Rider (TIR)
                   Four Year Term Insurance Rider (4YT)
                   Guaranteed Death Benefit to Age 100 (LLP)
                   Additional Term Life Insurance Rider (ITR)

                   For all products, riders are paid for by deductions from the Fund Value, not by explicit premium. Accordingly, these riders do not generate commissions as such.

                   In most cases, the addition of these Riders to the base policy does, however, increase the Commissionable Target Premium. The following four riders, however, do not increase the Commissionable Target Premium:

                   a) Term Life Term Insurance
                   b) Guaranteed Death Benefit Rider
                   c) Additional Term Life Insurance Rider (ITR)
                   d) Guaranteed Death Benefit to Age 100 (LLP)

                   The Maturity Extension Rider is available on all products. There is no charge for this Rider, and it does not increase the Commissionable Target Premium.

PART 2: SUBSTANDARD RATINGS, TEMPORARY FLAT EXTRAS, AND PERMANENT FLAT EXTRAS

                   In all products listed above, substandard ratings, temporary flat extras, and permanent flat extras are paid for by deductions from the Fund Value, not by explicit premium. Accordingly, they do not generate commissions as such.

                   Substandard ratings, temporary flat extras, and permanent flat extras all increase the Commissionable Target Premium.

================================================================================

                                 Page 10 of 11   Form No. xxxxx (revised 1/2002)

================================================================================

                   APPENDIX B - RIDERS AND OTHER COMPENSATION

MONY PREMIER AND MONY TERM PRODUCTS

PART 1:RIDERS:\3\ A) Waiver of Premium, Purchase Option, Accidental Death & Dismemberment

                   Added at issue: Commission rates are identical to those of the underlying base policy.

                   Added after issue: Commission rates are identical to those of the underlying base policy, but are based on rider duration, not base policy duration. All renewal commissions terminate, however, at the end of the tenth base policy year.

                   B) Term Life Level Term, Term Life Spouse's Level Term, Children's Term Life Insurance

                   FYC: (both added at issue and added after issue)
                   ------------------------------------------------
                   Primary Level Term and Spouse's Term (10 year duration): 35% of premium. Primary Level Term and Spouse's
                   Term (20 year duration): 45% of premium.  Children's Level
                   Term: 45% of Premium.

                   Renewal commission:
                   -------------------

                   Added at issue: Renewal commission rates are identical to those of the underlying base policy.

                   Added after issue: Renewal commission rates are identical to those of the underlying base policy, but are based on rider duration, not base policy duration. All renewal commissions terminate, however, at the end of the tenth base policy year.

                   C) Paid Up Additions Rider

                   Commissions are 3% of premium, both when added at issue and added after issue.

                   D) Maturity Extension Rider

                   The Maturity Extension Rider may be available on MONY Premier. There is no charge for this Rider, and there is no compensation on this Rider.

PART 2: SUBSTANDARD RATINGS, TEMPORARY FLAT EXTRAS, AND PERMANENT FLAT EXTRAS

                   Substandard Ratings, Temporary Flat Extras, and Permanent Flat Extras all entail explicit premium. This premium generates commissions at the same rate as the base policy.

PART 3: VESTING

                   All vesting rules relative to base policy commissions apply equally to commissions from riders, substandard premiums, temporary flat extras, and permanent flat extras.

-----------------------------------------
/3/ The MONY Premier may offer all riders listed above. On MONY Term 5, 10, 15 and 20, and 20/10, the following riders may be available: Waiver of Premium, Conversion Extension Option, and Children's Level Term Life Insurance Rider. On MONY Term 1 and 50, the following riders may be available: Waiver of Premium, Accidental Death and Dismemberment, and Children's Term Life Insurance Rider.
================================================================================

                                 Page 11 of 11   Form No. xxxxx (revised 1/2002)

================================================================================


                   APPENDIX C - RIDERS AND OTHER COMPENSATION

MONY VALUEMAX

PART 1: COMMISSION RATES

                   The MONY ValueMax may offer the following riders: Waiver of Premium, Purchase Option, Accidental Death Benefit, Flexible Term, Children's Term, and Growth Option Rider.

                   A) Waiver of Premium, Purchase Option, Accidental Death
                   Benefit

                   Added at issue: Commission rates are identical to those of the underlying base policy.

                   Added after issue: Commission rate, if any, is the same as that applicable to the base policy, except that the producing Financial Professional only receives commission on the first rider year premium. Subsequent commissions will be paid only to the Financial Professional who produced the Base Policy.

                   B) Flexible Term, Children's Term

                   Added at issue: Commission rates are identical to those of the underlying base policy.

                   Added after issue:

                   First Rider Year - FYC is 45% of premium if rider is added on policy anniversary or at any time on or after the 10th anniversary. If rider is added between anniversaries, within the first 10 anniversaries, commission decreases by 1% of premium per month from 45% of premium if the rider is added in the 11th month before the next policy anniversary, to 35% in the last month before the next policy anniversary.

                   Subsequent Rider Years - The commission rate for on-anniversary riders is the same as that then applicable to the base policy; the commission rate for off-anniversary riders is the same as that then applicable to the base policy on the next anniversary. Commissions will be paid only to the Financial Professional who produced the Base Policy.

                   C) Growth Option Rider (excluding rollover Growth Option
                   Rider)

                   Commissions are 3% of premium, both when added at issue and added after issue. The rollover Growth Option Rider does not generate commissions.

PART 2: SUBSTANDARD RATINGS, TEMPORARY FLAT EXTRAS, AND PERMANENT FLAT EXTRAS

                   Substandard Ratings, Temporary Flat Extras, and Permanent Flat Extras all entail explicit premium. This premium generates commissions at the same rate as the base policy.

PART 3: VESTING

                   All vesting rules relative to base policy commissions apply equally to commissions from riders, substandard ratings, temporary flat extras, and permanent flat extras.
================================================================================

                                 Page 12 of 11   Form No. xxxxx (revised 1/2002)